U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 14, 2013 (February 7, 2013)

Ace Marketing & Promotions, Inc.

(Exact name of registrant as specified in its charter)

New York

(State or jurisdiction of incorporation or organization)

000-51160

(Commission File Number)

11-3427886

(I.R.S. Employer Identification Number)

600 Old Country Road, Suite 541, Garden City, NY 11530

(Address of principal executive offices (Zip Code)

Registrant's telephone number: (516) 256-7766

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Item 7.01.     Regulation FD Disclosure

On February 7, 2013, the Company issued a press release, a copy of which is appended hereto.

Item 8.01     Other Events

On February 13, 2013, the Company agreed to extend the expiration date of its Class D Warrants from February 21, 2013 through August 21, 2013. The other terms of the Class D Warrants remain unchanged.

In January 2013, Legend Securities, Inc. acted as Placement Agent of a private placement offering, which offering was announced in a Form 8-K and filed with the Securities and Exchange Commission on January 22, 2013. Following the completion of this offering, the Company entered into a new Investor Relations Agreement to retain the services of Legend Securities.

Item 9.01.     Financial Statements and Exhibits.

Exhibit	Description

99.1	Press release dated February 7, 2013. (Filed herewith.)

SIGNATURE

Pursuant to the requirements of Section 13 or 15(b) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ACE MARKETING & PROMOTIONS, INC.

Dated: February 14, 2013	By: /s/ Dean L. Julia
Dean L. Julia, Chief Executive Officer